Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 8

FOR IMMEDIATE RELEASE

SEI REPORTS FIRST-QUARTER 2010 FINANCIAL RESULTS

OAKS, Pa., April 28, 2010 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2010, reporting an increase in net income attributable to SEI, and diluted earnings per share compared to first-quarter 2009. Diluted earnings per share were $0.31. Earnings were positively affected as a result of an increase in value of Structured Investment Vehicle (SIV) securities held on the company’s balance sheet due to cash flow from, and market appreciation of, the securities. First-quarter 2010 results reflect the deconsolidation of LSV Asset Management (LSV) returning to the equity method of accounting. This change in accounting treatment had no impact on net income attributable to SEI. Without LSV, revenues grew $13 million or six percent compared to first-quarter 2009.

Consolidated Overview	For the Three Months Ended March 31,
(In thousands, except earnings per share)	2010	2009	%

Revenues	$221,535	$248,611	(11)%
Net Income attributable to SEI	59,420	34,200	74%
Diluted Earnings Per Share	$0.31	$0.18	72%

“Compared to a year ago, our first-quarter results reflect improving capital markets, the effects of last year’s cost reduction initiatives, and cash and non-cash enhancements to the value of the SIVs on our balance sheet,” said Alfred P. West, Jr., SEI Chairman and CEO.

“Our new sales activities are beginning to show results in a healthier economic climate, and we believe there are opportunities in all our segments to achieve growth in new business. In addition, we continue to make key investments in our company that will create long-term growth opportunities for us and for our clients.”

The table below provides a proforma comparison as if LSV was reported under the equity method beginning January 2009.

Proforma Consolidated Overview	For the Three Months Ended March 31,
(In thousands, except earnings per share)	2010	2009	%
	(Actual)	(Proforma)

Revenues	$221,535	$208,421	6%
Net Income attributable to SEI	59,420	34,200	74%
Diluted Earnings Per Share	$0.31	$0.18	72%

Summary of First-Quarter Results by Business Segment

	For the Three Month Period Ended March 31,
(In thousands)	2010	2009	%
Private Banks:
Revenues	$87,121	$96,948	(10)%
Expenses	77,599	78,798	(2)%

Operating Profit	$9,522	$18,150	(48)%
Operating Margin	11%	19%

Investment Advisors:
Revenues	45,463	37,508	21%
Expenses	27,583	27,109	2%

Operating Profit	17,880	10,399	72%
Operating Margin	39%	28%

Institutional Investors:
Revenues	50,339	39,379	28%
Expenses	26,380	24,170	9%

Operating Profit	23,959	15,209	58%
Operating Margin	48%	39%

Investment Managers:
Revenues	37,610	33,332	13%
Expenses	24,559	22,867	7%

Operating Profit	13,051	10,465	25%
Operating Margin	35%	31%

Investments in New Businesses:
Revenues	1,002	1,254	(20)%
Expenses	2,661	3,293	(19)%

Operating Loss	(1,659)	(2,039)	19%
Operating Margin	N/A	N/A

LSV:
Revenues	—	40,190	N/A
Expenses (1)	—	26,446	N/A

Operating Profit	—	13,744	N/A
Operating Margin	—	34%

Totals:
Revenues	$221,535	$248,611	(11)%
Expenses	158,782	182,683	(13)%
Corporate overhead expenses	9,717	9,641	1%
Noncontrolling interest reflected in segments	(309)	(19,063)	N/A
LSV Employee Group expenses	—	1,820	N/A

	$53,345	$73,530	(27)%

(1)	Includes 18,862 for the three-month period ended March 31, 2009 of noncontrolling interest to the other partners of LSV.

First-Quarter Business Commentary:

•

In January 2010, LSV was deconsolidated due to the adoption of newly issued accounting guidance. Our ownership interest in LSV was unchanged and our proportionate share in the earnings of LSV is reflected in “Equity in earnings of unconsolidated affiliate” on our Consolidated Statements of Operations. The deconsolidation of LSV had no impact on net income attributable to SEI or diluted earnings per share.

•

Revenues in first-quarter 2009 include $40.2 million from LSV. Excluding these revenues, revenues in first-quarter 2010 increased $13.1 million or six percent compared to first-quarter 2009. This increase was due to higher asset balances under management and administration from existing clients because of improved capital markets.

•	Revenues in fourth-quarter 2009 include $62.5 million from LSV. Excluding these revenues, revenues in first-quarter 2010 were essentially flat versus fourth-quarter 2009.

•

First-quarter 2010 revenues in the Private Banks segment decreased compared to first-quarter 2009 due to lower trade-execution fees from reduced trading activity as well as lower investment processing fees from bank clients previously reported to be involved in mergers and acquisitions.

•	Expenses in the Private Banks segment during the first-quarter 2010 include a one-time charge of $1.8 million related to a reduction in workforce.

•

The first-quarter 2010 net income attributable to SEI and diluted earnings per share results include gains of $17.3 million associated with SIV-related issues, of which $10.7 million is from cash distributions received for note principal payments, whereas results in first-quarter 2009 included losses of $14.4 million. SEI has recognized cumulative losses of $171.7 million associated with these SIV-related issues through March 31, 2010. Additional information pertaining to SIV-related issues involving SEI-sponsored money market funds is contained in SEI’s 2009 Form 10-K filed February 25, 2010.

•	Assets under management increased by $3.0 billion during the first-quarter 2010 to $161.9 billion, primarily due to market appreciation.

•	In the first quarter, SEI purchased 1,020,000 shares of its common stock for $19.5 million.

Proforma Consolidated Statement of Operations

The following proforma Consolidated Statements of Operations presents first quarter 2009 for comparative purposes only as if LSV and LSV Employee Group was deconsolidated on January 1, 2009. This report is being provided for informational purposes only and is not a restatement or reclassification of previously filed reports. Our interest in LSV is presented as a single line item in the Consolidated Statements of Operations titled “Equity in earnings of unconsolidated affiliate.” For additional information, we refer you to Note 2 to the Consolidated Financial Statements included in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.

SEI INVESTMENTS COMPANY

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	As Reported SEI Consolidated 2010	Proforma SEI without LSV and LSVEG 2009%

Total revenues	$221,535	$208,421	6%
Total expenses	168,190	165,677	2%

Income from operations	53,345	42,744	25%

Net gain (loss) from investments	17,479	(14,450)	N/A
Interest, net	1,229	1,318	(7)%
Equity in earnings of unconsolidated affiliate	24,074	13,754	75%

Net income before taxes	96,127	43,366	122%

Income taxes	36,269	8,929	306%

Net income	59,858	34,437	74%

Less Net Income attributable to the noncontrolling interest	(438)	(237)	85%

Net income attributable to SEI	$59,420	$34,200	74%

Diluted earnings per share	$0.31	$0.18	72%

Diluted shares outstanding	191,062	191,409	—

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on April 28, 2010. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 154929.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2010, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $394 billion in mutual fund and pooled assets and manages $162 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Asset management, admin. and distribution fees	$152,938	$169,364
Information processing and software servicing fees	58,626	62,217
Transaction–based and trade execution fees	9,971	17,030

Total revenues	221,535	248,611

Subadvisory, distribution and other asset mgmt costs	23,255	19,823
Brokerage commissions and royalties	13,373	17,730
Compensation, benefits and other personnel	67,216	73,438
Stock based compensation	6,657	3,430
Consulting, outsourcing and professional fees	20,707	21,150
Data processing and computer related	9,928	11,515
Facilities, supplies and other costs	15,948	15,433
Amortization	5,900	7,053
Depreciation	5,206	5,509

Total expenses	168,190	175,081

Income from operations	53,345	73,530

Net gain (loss) on investments	17,479	(14,450)
Interest and dividend income	1,700	1,711
Interest expense	(471)	(799)
Equity in earnings of unconsolidated affiliate	24,074	—

Income before taxes	96,127	59,992

Income taxes	36,269	8,929

Net income	59,858	51,063

Less: Net income attributable to the noncontrolling interest	(438)	(16,863)

Net income attributable to SEI	$59,420	$34,200

Diluted earnings per common share	$0.31	$0.18

Shares used to calculate diluted earnings per common share	191,062	191,409

Basic earnings per common share	$0.31	$0.18

Shares used to calculate basic earnings per common share	189,948	191,084

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) March 31, 2010	December, 31 2009
Assets

Cash and short-term investments	$500,661	$590,877
Restricted cash	22,000	20,000
Receivables	166,016	212,451
Other current assets	19,436	18,075

Total current assets	708,113	841,403

Property and equipment, net	143,018	146,053
Marketable securities	187,374	181,897
Capitalized software, net	281,412	278,656
Investment in unconsolidated affiliate	60,595	—
Goodwill	—	22,842
Intangible assets, net	—	44,859
Other assets, net	18,211	18,098

Total assets	$1,398,723	$1,533,808

Liabilities

Current liabilities	$127,993	$163,055
Long-term debt	200,000	247,152
Deferred income taxes	88,494	86,257
Long-term liabilities	5,328	5,726

Total SEI Investments Company shareholders’ equity	963,140	909,723
Noncontrolling interest	13,768	121,895

Total Equity	976,908	1,031,618

Total liabilities and equity	$1,398,723	$1,533,808

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010
Private Banks:
Equity/Fixed Income prgms.	$9,679	$10,892	$12,479	$12,690	$12,635
Collective Trust Fund prgm.	1,198	1,176	1,098	1,067	1,023
Liquidity funds	8,929	7,581	6,524	6,035	5,329

Total assets under mgmt.	$19,806	$19,649	$20,101	$19,792	$18,987

Client assets under admin.	9,920	10,143	10,941	11,213	11,429

Total assets	$29,726	$29,792	$31,042	$31,005	$30,416

Investment Advisors:
Equity/Fixed Income prgms.	$18,832	$21,705	$24,739	$25,392	$26,222
Collective Trust Fund prgm.	2,716	2,621	2,521	2,423	2,284
Liquidity funds	3,458	2,469	2,243	1,929	1,731

Total assets under mgmt.	$25,006	$26,795	$29,503	$29,744	$30,237

Institutional Investors:
Equity/Fixed Income prgms.	$32,565	$36,955	$43,672	$44,322	$45,891
Collective Trust Fund prgm.	791	755	707	684	657
Liquidity funds	3,802	3,462	4,624	3,370	3,198

Total assets under mgmt.	$37,158	$41,172	$49,003	$48,376	$49,746

Investment Managers:
Equity/Fixed Income prgms.	$3	$3	$4	$4	$2
Collective Trust Fund prgm.	6,917	6,794	7,075	7,428	7,639
Liquidity funds	898	505	528	412	447

Total assets under mgmt.	$7,818	$7,302	$7,607	$7,844	$8,088

Client assets under admin. (A)	221,798	213,930	216,222	221,680	220,807

Total assets	$229,616	$221,232	$223,829	$229,524	$228,895

Investments in New Businesses:
Equity/Fixed Income prgms.	$472	$473	$473	$520	$534
Liquidity funds	157	133	93	75	72

Total assets under mgmt.	$629	$606	$566	$595	$606

LSV Asset Management
Equity/Fixed Income prgms.	$32,308	$40,210	$49,349	$52,488	$54,189

Consolidated:
Equity/Fixed Income prgms (B)	$93,859	$110,238	$130,716	$135,416	$139,473
Collective Trust Fund prgm.	11,622	11,346	11,401	11,602	11,603
Liquidity funds	17,244	14,150	14,012	11,821	10,777

Total assets under mgmt.	$122,725	$135,734	$156,129	$158,839	$161,853

Client assets under admin. (C)	231,718	224,073	227,163	232,893	232,236

Total assets	$354,443	$359,807	$383,292	$391,732	$394,089

(A)	Client assets under administration in the Investment Managers segment include $59,033 of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of March 31, 2010).
(B)	Equity/Fixed Income programs include $2,455 of assets invested in various asset allocation funds at March 31, 2010.
(C)	In addition to the numbers presented, SEI also administers an additional $9,040 in Funds of Funds assets (as of March 31, 2010) on which SEI does not earn an administration fee.